Exhibit 23.1


              Consent of Independent Public Auditor



     As independent public auditor, I hereby consent to the incorporation of my report dated January 23, 2002 included in the financial statements of Micronetics Wireless, Inc. as of December 31, 2001 and 2000 in the Form 8-K/A to be filed by Micronetics Wireless, Inc.


                                             /s/Paul Taylor
                                             --------------
                                             PAUL TAYLOR


Marbelhead, Massachusetts
November 26, 2002





























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